Exhibit 10.10
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT is made this day of _______, 20[●] (the “Agreement”), by and between PacWest Bancorp (the “Company”) and _______________ (“Indemnitee”).
WHEREAS, Indemnitee is a director or officer of the Company serving at the request of the Company as a director or officer of the Company or in another Position (as defined below) at an Affiliated Entity (as defined below);
WHEREAS, in consideration of Indemnitee acting in the Position and assuming the responsibilities attendant to the Position, the Company desires to provide Indemnitee the rights to indemnification and advance payment or reimbursement of expenses described below;
NOW, THEREFORE, in consideration of the premises above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.Definitions. For purposes of this Agreement:
(a)    The term “Company” shall include any predecessor of the Company and any constituent corporation (including any constituent of a constituent) absorbed by the Company in a consolidation or merger.
(b)    The term “Expenses” shall include all reasonable fees, costs and expenses, including without limitation, attorney’s fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan, Federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, penalties and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend or investigating an actual or threatened action, suit or proceeding (including Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee (“Permitted Counterclaims”) in such action, suit or proceeding), whether civil, criminal, administrative or investigative; and
(c)    The term “Position” includes service as a director or officer, or service in a similar capacity, of the Company or any Company advisory board or of any other corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as to which the Company beneficially owns, directly or indirectly, at least a majority of the voting power of equity or membership interests, or in the case of employee benefit plans, is sponsored or maintained by the Company or one of the foregoing (any of the foregoing, an “Affiliated Entity”).
Section 2.    Indemnification — General. Subject to the terms and conditions of this Agreement, the Company shall indemnify Indemnitee to the full extent permitted by Delaware law if Indemnitee is made or threatened to be made a party to, or otherwise involved in, any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact of Indemnitee’s Position.
Section 3.    Expenses. Subject to the terms and conditions of this Agreement, upon receipt by the Company of an undertaking by Indemnitee to repay Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company, the Company shall promptly pay or reimburse Expenses reasonably incurred by Indemnitee in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought by reason of the fact of Indemnitee’s Position (excluding Indemnitee’s counterclaims other than Permitted Counterclaims). Indemnitee’s obligation to reimburse the Company shall be unsecured and no interest shall be charged thereon.

Section 4.    Limitations. The Company shall not indemnify Indemnitee or advance or reimburse Indemnitee’s Expenses if the action, suit or proceeding alleges (a) claims under Section 16(b) of the Securities Exchange Act of 1934, as amended, (b) violations of the Company’s Code of Business Conduct and Ethics or Insider Trading Policy or (c) violations of Federal or state insider trading laws, unless, in each case, Indemnitee has been successful on the merits, received the Company’s written consent to incurring the Expense or settled the case with the written consent of the Company, in which case the Company shall indemnify and reimburse Indemnitee. In addition, the Company shall not indemnify Indemnitee for the amount of any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or payment to the Company of profits arising from the purchase and sale by Indemnitee of securities within the meaning of Section 306 of the Sarbanes-Oxley Act of 2002). Furthermore, the Company shall not indemnify Indemnitee or advance or reimburse Indemnitee’s Expenses if such indemnification or payment would constitute a “prohibited indemnification payment” under the regulations of the Federal Deposit Insurance Corporation (or any successor provisions) or any other applicable laws, rules or regulations.
Section 5.    Selection of Counsel. Upon notification of the Company of the commencement of any action, suit or proceeding as to which indemnification will or could be sought under this Agreement, the Company or an Affiliated Entity shall be entitled to assume the defense of such action, suit or proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding; provided, that (a) Indemnitee shall have the right to employ his or her own counsel in any such action, suit or proceeding at Indemnitee’s expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee and the Company shall have reasonably concluded that there may be a conflict of interest between the Company or an Affiliated Entity, as applicable, and Indemnitee in the conduct of any such defense or (iii) the Company or an Affiliated Entity shall not within sixty (60) days, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the Expenses of Indemnitee’s counsel shall be at the expense of the Company. In the event separate counsel is retained by an Indemnitee pursuant to this Section 5, the Company shall cooperate with Indemnitee with respect to the defense of the action, suit or proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. Neither the Company nor any Affiliated Entity shall be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or an Affiliated Entity or as to which Indemnitee and the Company shall have made the determination provided for in (b)(ii) above.
Section 6.    Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any action, suit or proceeding effected without the Company’s written consent. The Company or an Affiliated Entity may settle any action, suit or proceeding on behalf of Indemnitee, but only with the prior written consent of Indemnitee, except that Indemnitee’s consent to a settlement shall not be required if the sole relief provided is monetary damages that are paid by the Company and such settlement would not result in (a) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of Indemnitee, (b) a finding or admission of a violation of law or violation of the rights of any person by Indemnitee, (c) a finding or admission that would have an adverse effect on other claims made or threatened against Indemnitee or (d) any monetary liability of Indemnitee that will not be promptly paid or reimbursed by the Company. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; provided, however, that the Company’s liability hereunder shall not be excused if participation in the action, suit or proceeding by the Company was barred by this Agreement.

Section 7.    Recovery for Expenses of Enforcement. Indemnitee shall be entitled to be reimbursed for Expenses incurred in any action, suit or proceeding to obtain indemnification or advance payment or reimbursement of Expenses under this Agreement on the same terms and conditions as Indemnitee is entitled to Expenses under Section 3.
Section 8.    Standard of Conduct. No claim for indemnification shall be paid by the Company unless the Company has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, such determinations shall be made by (a) a majority vote of the Company’s directors who are not parties to the action, suit or proceeding for which indemnification is sought, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of the Company’s directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the Company’s stockholders. Indemnitee shall be presumed to have met the relevant standard, and, if the determination is not made by the Company within thirty (30) days of a demand by Indemnitee for indemnification, Indemnitee shall be deemed to have met such standard.
Section 9.    Confidentiality. Except as required by law or as otherwise becomes public, Indemnitee agrees to keep confidential any information that arises in connection with this Agreement, including but not limited to claims for indemnification or the advance payment or reimbursement of Expenses, amounts paid or payable under this Agreement and any communications between the parties hereto.
Section 10.    Nonexclusivity. The rights of Indemnitee under this Agreement shall not be deemed exclusive and shall be in addition to, and not in lieu of, any right of indemnification or advance payment or reimbursement of Expenses Indemnitee may have under the Company’s certificate of incorporation or by-laws. This Agreement is entered into pursuant to Section 145(f) of the Delaware General Corporation Law (“DGCL”) and shall not be constrained or limited to indemnification and advance payment or reimbursement of expenses provided by the DGCL.
Section 11.    Inconsistent Provision. To the extent that any other agreement or undertaking of the Company is inconsistent with the terms of this Agreement, this Agreement shall govern.
Section 12.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee under this Agreement to the extent that Indemnitee has otherwise actually received payment of amounts otherwise payable hereunder.
Section 13.    Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company or an Affiliated Entity to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers, directors or employees of the Company and/or Affiliated Entities with coverage for losses from wrongful acts or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and/or its subsidiaries’ directors, if Indemnitee is a director, of the Company’s and/or its subsidiaries’ officers, if Indemnitee is an officer, or of the Company’s and/or its subsidiaries’ employees, if Indemnitee is an employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company, or for any similar reason.

Section 14.    Subrogation. In the event of any payment under this Agreement, the Company or any applicable Affiliated Entity shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Company or any applicable Affiliated Entity to effectively bring suit to enforce such rights.
Section 15.    Notice by Indemnitee. Indemnitee shall promptly notify the Company in writing upon the sooner of (a) becoming aware of an action, suit or proceeding where indemnification or the advance payment or reimbursement of Expenses may be sought or (b) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or the advance payment or reimbursement of Expenses covered hereunder. As a condition to indemnification or the advance payment or reimbursement of Expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide reasonable accounting for the Expenses to be paid by the Company. The giving of notice required under this Section 15 shall be a condition precedent to Indemnitee’s right to be indemnified under this Agreement if the failure to give such notice materially prejudices any right, claim or defense available to the Company or any applicable Affiliated Entity.
Section 16.    Severability. If any provision of this Agreement shall be held to be invalid, inoperative or unenforceable as applied to any particular case or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable case or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect any other remaining part of this Agreement.
Section 17.    Successors and Assigns.
(a)    This Agreement shall be binding upon, and inure to the benefit of, Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns, and upon the Company and its successors and assigns.
(b)    If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify Indemnitee’s estate and his or her spouse, heirs, administrators and executors against and shall assume all of the Expenses, judgments, penalties and fines actually and reasonably incurred by or for Indemnitee or his or her estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding; provided, however, that when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee’s estate, the Company shall provide appropriate evidence of the agreement set forth herein to indemnify Indemnitee against, and to itself assume, such costs, liabilities and Expenses.
Section 18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.
Section 19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 20.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 21.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, on the date delivered, (ii) mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is mailed or iii) sent by guaranteed overnight courier service, with postage prepaid, on the business day after the date on which it is sent:
(a)    If to Indemnitee, to:

______________________________
______________________________
______________________________
______________________________
(b)    If to the Company, to:
PacWest Bancorp
5404 Wisconsin Avenue, Second Floor
Chevy Chase, Maryland 20815
Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
Section 22.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
Section 23.    Venue. Any action, suit or proceeding regarding indemnification or the advance payment or reimbursement of Expenses arising out of this Agreement or otherwise shall only be brought and heard and shall only be venued in the Delaware Court of Chancery.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PACWEST BANCORP

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:
INDEMNITEE